Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of December 19, 2017

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree U.S. Quality Dividend Growth Fund	0.28%
WisdomTree United Kingdom Hedged Equity Fund	0.48%
WisdomTree Japan Hedged SmallCap Equity Fund	0.58%
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%
WisdomTree Emerging Markets Quality Dividend Growth Fund	0.63%
WisdomTree Emerging Markets Consumer Growth Fund	0.63%
WisdomTree Germany Hedged Equity Fund	0.48%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree Barclays Interest Rate Hedged U.S. Aggregate Bond Fund	0.23%
WisdomTree Barclays Negative Duration U.S. Aggregate Bond Fund	0.28%
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	0.43%
WisdomTree Negative Duration High Yield Bond Fund	0.48%
WisdomTree Bloomberg Floating Rate Treasury Fund	0.20%
WisdomTree Japan Hedged Real Estate Fund	0.48%
WisdomTree Japan Hedged Financials Fund	0.48%
WisdomTree Japan Hedged Capital Goods Fund	0.48%
WisdomTree Japan Hedged Health Care Fund	0.48%
WisdomTree Europe Quality Dividend Growth Fund	0.58%
WisdomTree International Hedged Quality Dividend Growth Fund	0.58%
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.58%
WisdomTree Europe SmallCap Hedged Equity Fund	0.58%
WisdomTree Japan Hedged Quality Dividend Growth Fund	0.48%
WisdomTree Global ex-U.S. Hedged Dividend Fund	0.44%
WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%
WisdomTree Barclays Yield Enhanced U.S. Aggregate Bond Fund	0.20%
WisdomTree U.S. Domestic Economy Fund	0.33%
WisdomTree U.S. Export and Multinational Fund	0.33%
WisdomTree Global ex-U.S. Hedged Real Estate Fund	0.58%

A-1

Name of Series	Fee %
WisdomTree Strong Dollar Emerging Markets Equity Fund	0.58%
WisdomTree Europe Domestic Economy Fund	0.58%
WisdomTree Global SmallCap Dividend Fund	0.43%
WisdomTree Global Hedged SmallCap Dividend Fund	0.43%
WisdomTree Dynamic Long/Short U.S. Equity Fund	0.53%
WisdomTree Dynamic Bearish U.S. Equity Fund	0.53%
WisdomTree Dynamic Currency Hedged International Equity Fund	0.40%
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	0.48%
WisdomTree Dynamic Currency Hedged Japan Equity Fund	0.48%
WisdomTree Dynamic Currency Hedged Europe Equity Fund	0.48%
WisdomTree International Quality Dividend Growth Fund	0.48%
WisdomTree Emerging Markets Dividend Fund	0.32%
WisdomTree Global ex-Mexico Equity Fund	0.35%
WisdomTree Fundamental U.S. Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. High Yield Corporate Bond Fund	0.48%
WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund	0.48%
WisdomTree Fundamental U.S. BBB Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Fund	0.28%
WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund	0.58%
WisdomTree Barclays Yield Enhanced U.S. Short-Term Aggregate Bond Fund	0.20%
WisdomTree U.S. Multifactor Fund	0.28%
WisdomTree CBOE Russell 2000 PutWrite Strategy Fund WisdomTree ICCBCS S&P China 500 Fund WisdomTree Balanced Income Fund WisdomTree U.S. Quality Shareholder Yield Fund	0.49 0.55 0.40 0.38	% % % %

WISDOMTREE TRUST	WISDOMTREE ASSET MANAGEMENT, INC.

By: /s/ Jonathan Steinberg	By: /s/ Gregory Barton
Name: Jonathan Steinberg	Name: Gregory Barton
Title: President	Title: Chief Operating Officer

A-2